Exhibit 16

April 26, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561

Dear Sirs/Madams:

We have read Item 4 of UAP Holding Corp.’s Form 8-K/A dated April 26, 2007, and have the following comments:

1.                                       We agree with the statements made in the “Former Independent Account for Benefit Plans Section”.

2.                                       We have no basis on which to agree or disagree with the statements made in the “New Independent Accountant of the Benefit Plans”.

Yours truly,